WEST PHARMACEUTICAL SERVICES, INC.


                      1999 STOCK-EQUIVALENTS COMPENSATION PLAN


                                         FOR


                                NON-EMPLOYEE DIRECTORS


                               Adopted on May 27, 1999



                                    PLAN DOCUMENT





                       STOCK-EQUIVALENTS COMPENSATION PLAN FOR
                                NON-EMPLOYEE DIRECTORS

          1.   Purpose.    The West  Pharmaceutical  Services, Inc.  Stock-
               Equivalents Compensation Plan for Non-Employee Directors is designed to achieve the following purposes:

                    Retain  the services  of experienced  and knowledgeable
                    non-employee   directors   with  superior   talent  and
                    achievement;

                    Give appropriate recognition to the past services of non-employee directors of the Company;

                    Encourage eligible directors of the Company to acquire a proprietary and vested interest in the growth and performance of the Company; and

                    Generate an increased incentive for directors to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders.

                    The foregoing purposes are to be achieved through the awarding of Stock-Equivalents on a tax-deferred basis in combination with the Deferred Compensation Plan.

          2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

               (a) "Applicable Percentage" shall mean the product of (i) the number of full Years of Service completed by an Eligible Director through the Effective Date and (ii) 10%, provided that in no event shall the Applicable Percentage exceed 100%.

               (b) "Award Date" shall mean the date on which an award of Stock Equivalents is made under the terms of this Plan.

               (c) "Board" shall mean the board of directors of the Company.

               (d) "Committee" shall mean the Compensation Committee of the Board.

               (e) "Common Stock" shall mean the common stock, $0.25 par value, of the Company.

               (f) "Deferred Compensation Plan" shall mean the West Pharmaceutical Services, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors, as amended through May 27, 1999.

               (g)  "Company" shall mean West Pharmaceutical Services, Inc.

               (h)  "Director" shallmean a duly elected memberof the Board.

               (i)  "Effective Date" shall mean May 27, 1999.

               (j) "Eligible Director" shall mean each Director of the Company who is not an employee of the Company or any of the Company's subsidiaries (as defined in section 425
                    (f) of the Internal Revenue Code of 1986, as amended from time to time).

               (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

               (l) "Fair Market Value" shall mean on any given date the mean between the highest and lowest prices of actual sales of Common Stock on the New York Stock Exchange (or other principal exchange on which it is traded) on such date. If no sales were made on such date, then the mean shall be calculated using the highest and lowest prices of sales on the last preceding day on which the Common Stock was traded.

               (m) "Retirement Plan" shall mean the Company s Retirement Plan for Non-Employee Directors, as amended through May 27, 1999.

               (n) "Plan" means the West Pharmaceutical Services, Inc. Stock-Equivalents Compensation Plan for Non-Employee Directors.

               (o)  "Stock  Equivalent"  shall  mean  the  right  of   each
                    Eligible Director to receive upon termination of service as an Eligible Director an amount in cash equal to the Fair Market Value of the Common Stock multiplied by the number of Stock Equivalents awarded to such Eligible Director. For purposes of this Plan, fractional Stock Equivalents, measured to the nearest four decimal places, may be credited. The Fair Market Value of Common Stock shall be determined by reference to the termination date.

               (p) "Year of Service" shall mean the period beginning on the date of the Annual Meeting of Shareholders in any applicable year and ending on the day immediately preceding the date of the next Annual Meeting of Shareholders.

          3.   Stock Equivalents.

               (a)  Award of Stock Equivalents.

                    (i) Completed Years of Service. Each Eligible Director shall be awarded six hundred (600) Stock Equivalents for each full Year of Service during which the Director is an Eligible Director. The Award Date shall be the date after the Annual Meeting of Shareholders in the calendar year in which the relevant Year of Service ends. The awarding of Stock Equivalents under this Paragraph shall commence on the date after the Annual Meeting of Shareholders in the year 2000.

                    (ii) Partial  Years of  Service.   In  addition to  the
                         award(s) made under Paragraph 3 a) i):

                         (A) Each person who first becomes an Eligible Director other than at an Annual Meeting of Shareholders shall be awarded fifty (50) Stock Equivalents for each partial or full calendar month served through the next Annual Meeting of Shareholders. The Award Date for such Stock Equivalents shall be the date after such Annual Meeting; and

                         (B) Each Eligible Director whose service as an Eligible Director terminates other than at an Annual Meeting shall be awarded fifty (50) Stock Equivalents for each partial or full calendar month served through and including the month of termination. The Award Date for such Stock Equivalents shall be the termination date.

               (b)  Stock Equivalents in Lieu of Retirement Plan Benefit.

                    (i) Any Eligible Director who was a participant in the Retirement Plan and who is not scheduled to retire on or before the Effective Date, may elect to convert his or her annual retirement benefits thereunder into Stock Equivalents. The number of Stock Equivalents to be credited under this paragraph shall be determined by dividing the actuarially determined present value of such benefits listed on Exhibit "A" by the average Fair Market Value of the Common Stock during the last ten business days of May 1999. The election shall be made within the first 90 days following the Effective Date by written notice to the Company's Secretary.

                    (ii) Any  Eligible  Director  who  does  not  elect  to
                         convert his or her retirement benefits to Stock Equivalents, shall receive an annual retirement benefit equal to the product of (A) $20,000, multiplied by (B) that Director's Applicable Percentage. The annual retirement benefit payable under this paragraph shall be made in accordance with Section 6 of the Retirement Plan.


               (c) Earnings With Respect to Stock Equivalents. Earnings with respect to Stock Equivalents awarded under Paragraph 3 a) or credited under Paragraph 3 b) shall be determined in accordance with the terms of the Deferred Compensation Plan.

               (d) Crediting of Stock Equivalents. Stock Equivalents awarded pursuant to Paragraph 3 a) or credited pursuant to Paragraph 3 b) shall be credited to the Director's
                     C  Account under the Deferred Compensation Plan.

               (e) Payment of Stock Equivalents. Payment of Stock Equivalents awarded or credited under the Plan shall be made in accordance with the terms of the Deferred Compensation Plan.

          4. Adjustments. In the event of any change in the Common Stock, the value and attributes of each Stock Equivalent shall be appropriately adjusted consistent with such change to the same extent as if such Stock Equivalents were issued and outstanding shares of Common Stock. A change referred to in this Paragraph includes, without limitation, a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or any similar change affecting the Common Stock.

          5. Nontransferability of Stock Equivalents. Stock Equivalents awarded hereunder may not be sold, transferred, pledged, assigned or otherwise alienated, other than by will or by the laws of descent and distribution.

          6.   Amendment and Termination.

               (a) Board Authority. The Board may amend or terminate the Plan at any time; provided that no amendment may be made without:

                    (i) the appropriate approval of the Company's shareholders if such approval is necessary to comply with any tax or other regulatory requirement, including any shareholder approval required a condition to exemptive relief under
                         Section 16(b) of the Exchange Act; or

                    (ii) the Eligible Director's consent, if such amendment
                         would adversely impair or affect any rights or obligations under any Stock Equivalent theretofore awarded to such Eligible Director.

               (b) Prior Shareholder and Eligible Director Approval. Anything herein to the contrary notwithstanding, the Board may amend the Plan without the consent of Eligible Directors or shareholders to comply with the requirements of Rule 16b-3 issued under the Exchange Act, or any successor rules promulgated by the Securities and Exchange Commission.

          7.   Change in Control.

               (a) Notwithstanding any other provision of this Plan, in the event of a Change in Control (as defined herein), each Eligible Director who received Stock Equivalents as a result of the election under paragraph 3 b) i) hereof shall receive additional Stock Equivalents. For each such Eligible Director, the number of additional Stock Equivalents shall be determined using the following formula:

                    (i)  ($300,000     FMV  of Stock  Equivalents)  Fair
                         Market Value of Common Stock

                    (ii) where  the "FMV  of Stock  Equivalents"  means the
                         Fair Market Value of the Stock Equivalents credited to his or her C Account as a result of the election, including any earnings thereon. For purposes of this calculation, the Fair Market Value of the Stock Equivalents and of the Common Stock shall be measured as of the date of the Change in Control.

               (b) A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K as in effect on April 28, 1998 pursuant to Section 13 or 15(d) of the Exchange, provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

                    (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than:


                         (1)  the Company,
                         (2)  any Person  who  on  the  date  hereof  is  a
                              director or officer of the Company, or
                         (3)  a  trustee  or  fiduciary holding  securities
                              under  an  employee   benefit  plan  of   the
                              Company,


                              (B) is or becomes the "beneficial owner," (as defined in Rule 13-d3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or


                    (ii) during any period of two consecutive  years during
                         the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or


                   (iii) the  shareholders  of the  Company approve:  (A) a
                         plan of  complete liquidation  of the Company;  or
                         (B) an agreement for the sale or disposition of all or substantially all of the Company's assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or the surviving entity, or an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) outstanding immediately after such merger, consolidation, or reorganization.


          8. Funding. This Plan shall not be deemed to create any trust, escrow, or other funding arrangement. No benefit payable under the Plan shall be considered segregated funds and all such amounts shall, at all times prior to the payment of same, be and continue to be the property of the Company commingled with its other assets. The right of any Eligible Director or his or her eligible spouse to benefits under this Plan shall be an unsecured claim against the general assets of the Company.



          9. Plan Administration. The general administration of the Plan and the responsibility for interpreting the Plan and carrying out its provisions shall be vested in the Committee. The Committee may adopt such rules and regulations as it may deem necessary for the proper administration of the Plan, and its decision in all matters shall be final, conclusive and binding. If one or more members of the Committee are disqualified by personal interest from taking part in a particular decision, the remaining member or members of the Committee (although less than a quorum) shall have full power to act on the matter.



          10. Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if required by applicable law or the rules of any stock exchange on which the Common Stock is then listed. Such arrangements may be either generally applicable or applicable only in specific cases.



          11. No Agreement to Retain Directors. The Plan does not obligate the shareholders to continue to retain a Director on the Board, or limit the right of shareholders to terminate a Director's service on the Board.



          12. Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania and applicable federal laws.



          13. Conformity With Law. If any provision of this Plan is or becomes or is deemed invalid, illegal or enforceable in any jurisdiction, or would disqualify the Plan under any law deemed applicable by the Board, such provision shall be construed or deemed amended in such jurisdiction to conform to applicable laws. If it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.


          14.  Withholding.    The  rights  of the  Eligible  Directors  to
               payments under this Plan shall be subject to the Company's obligations to withhold from such payments the applicable federal, state, local or foreign taxes.


          15. Successorship. It is the intent that the obligation of the Company to pay benefits accrued or payable hereunder shall be binding upon any successor corporation or organization, which succeeds to substantially all of the assets and business of the Company. The term "Company" wherever used herein shall mean and include any such corporation or organization after such succession and such obligations shall be deemed to have been expressly assumed by any such corporation or other organization.

                                *********************



          As adopted by the Compensation Committee of the Board of Directors under delegated authority this 27th day of May, 1999.



          [CORPORATE SEAL]              WEST PHARMACEUTICAL SERVICES, INC.







                                   By:  __________________________________

                                        John R. Gailey III, Secretary





                                                                Exhibit "A"



                              Directors' Retirement Plan

                      Conversion of Retirement Benefit to Stock Equivalents



          As of May 1, 1999

               ------------------------------------------------------------




                                       Number of       Annual      Present

                                       Completed      Accrued     Value of

                                        Years of     Retirement    Accrued

          Director              Age     Service       Benefit      Benefit



          Tenely Albright        63        5           $10,000     $83,000

          John Conway            53        1             2,000      11,000

          George Ebright         61        6            12,000     102,000

          L. Robert Johnson      57        10           20,000     141,000

          William Longfield      60        3             6,000      52,000

          John Neafsey           59        11           20,000     161,000

          Monroe Trout           68        7            14,000     108,000

          Anthony Welters        44        2             4,000      12,000

          J. Roffe Wike          72        36           20,000     141,000

          Geoffrey Worden        59        5            10,000      81,000

          -----------------------------------------------------------------


          1 - Represents annual amount payable at retirement - assumed to be 60 (or current age, if older)

          2 - Based on 7.0% interest rate, payable for the lesser of 15 years and the life of the director